                                                                     EXHIBIT 4.1





     NUMBER                                                                UNITS
 U-__________

  SEE REVERSE FOR           SANTA MONICA MEDIA CORPORATION
CERTAIN DEFINITIONS
                                                                           CUSIP

       UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT EACH
                      TO PURCHASE ONE SHARE OF COMMON STOCK

      THIS CERTIFIES THAT ______________________________________________________

is the owner of ________________________________________________ Units.


      Each Unit ("Unit") consists of one (1) share of common stock, par value $.001 per share ("Common Stock"), of Santa Monica Media Corporation, a Delaware corporation (the "Company"), and one warrant (the "Warrant"). The Warrant entitles the holder to purchase one (1) share of Common Stock for $6.00 per share (subject to adjustment). The Warrant will become exercisable on the later of (i) the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination and (ii) one year after the effective date of the registration statement relating to the initial public offering of the Units, and will expire unless exercised before 5:00 p.m., Los Angeles Time, on ____________, 2010, or earlier upon redemption (the "Expiration Date"). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to __________, 2006, subject to earlier separation in the discretion of Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. The terms of the Warrant are governed by a Warrant Agreement, dated as of _______, 2006, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

      This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

      Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

                         SANTA MONICA MEDIA CORPORATION
                                    CORPORATE
                                    DELAWARE
                                      SEAL
                                      2005

By: _________________________________       ___________________________________
        Chairman of the Board                           Secretary

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                         SANTA MONICA MEDIA CORPORATION

      The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common             UNIF GIFT MIN ACT  - _______ Custodian ________
TEN ENT  -  as tenants by the entireties                          (Cust)            (Minor)
JT TEN   -  as  joint   tenants   with                            under Uniform Gifts to
            right of survivorship  and                            Minors Act ___________
            not as tenants in common                                          (State)

      Additional Abbreviations may also be used though not in the above list.

      FOR VALUE RECEIVED, ___________________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE

______________________________________

______________________________________

________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________________________ UNITS
REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ________________ ATTORNEY TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED COMPANY WILL FULL POWER OF SUBSTITUTION IN THE PREMISES.


DATED:______________________

                                   _____________________________________________
                                   NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:


____________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATINS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).